UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
July 28, 2005
Date of Report (date of earliest event reported)

CARRIER ACCESS CORPORATION
(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	000-24597 (Commission File Number)	84-1208770 (I.R.S. Employer Identification Number)
5395 Pearl Parkway
Boulder, Colorado 80301
(Address of principal executive offices)
(303) 442-5455
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On August 2, 2005, Carrier Access Corporation (the “Company”) issued a press release reporting: restated financial results for each of the years ended December 31, 2003 and 2004; preliminary, estimated financial results for the second quarter ended June 30, 2005; and revised, preliminary, estimated financial results for the first quarter ended March 31, 2005. The press release is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 is not filed but is furnished to the Securities and Exchange Commission (“SEC”) pursuant to Item 2.02 of Form 8-K.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
In the current report on Form 8-K filed by the Company with the SEC on May 20, 2005, the Company announced that it would restate its financial statements for the year ending December 31, 2004, and certain interim periods in each of the years ended December 31, 2003 and 2004. In connection with the detailed review of all significant customer relationships discussed in the May 20, 2005 Form 8-K, the Company determined on July 28, 2005 that the previously issued financial statements for the year ended December 31, 2003 should also no longer be relied upon because of errors in such financial statements and that such financial statements would be restated.
The Company’s management and Audit Committee of the Board of Directors discussed these matters with the Company’s independent registered public accounting firm.
On August 2, 2005, the Company filed an amended annual report on Form 10-K/A for the fiscal year ended December 31, 2004 (the “Form 10-K/A”), which discusses these matters in more detail and contains the restated financial statements. The information contained in the “Introductory Note” of the Form 10-K/A, which gives a brief description of the facts underlying the Company’s conclusion to restate the financial statements, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     (c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 2, 2005.

99.2	Introductory Note to Amended Annual Report on Form 10-K/A filed August 2, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER ACCESS CORPORATION
Date: August 2, 2005	By:	/s/ GARY GATCHELL
Gary Gatchell
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 2, 2005.

99.2	Introductory Note to Amended Annual Report on Form 10-K/A filed August 2, 2005.